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                                                                   Exhibit 10.21

                             BROOKS AUTOMATION, INC.

                           RESTRICTED STOCK AGREEMENT

     AGREEMENT made this _____________ between Brooks Automation, Inc., a Delaware corporation (the "Company"), and _____________ (the "Employee").

                                   WITNESSETH:

     WHEREAS, as an inducement for the Employee to assist the Company to achieve long-range performance goals and to enable the Employee to participate in the long-term growth of the Company, the Company desires to grant to the Employee ______ shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), pursuant to the Company's Amended and Restated 2000 Equity Incentive Plan (the "Plan") and subject to the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 - ACQUISITION OF SHARES

     1.1 Award of Shares. The Company has granted the Shares to the Employee, and the Employee hereby accepts the Shares, subject to the terms and conditions of the Plan and this Agreement. In the event of an inconsistency between this Agreement and the Plan, which is incorporated herein by reference, the Plan will control. All capitalized terms not defined in this Agreement have the meaning specified in the Plan.

     1.2 Record ownership; custody of certificates, etc.

          (a) In accordance with the Plan and Section 158 of the Delaware General Corporation Law, the Shares shall be evidenced in the books of the Company as owned by the Employee. The Shares shall be held in uncertificated form except as the Company otherwise determines. If at any time the Shares are represented by certificates or other evidence of ownership, the Company may retain custody of such certificates or other evidence of ownership until such time as the Shares are either forfeited to the Company or cease to be subject to the risk of forfeiture and transfer restrictions described herein and in the Plan. Notwithstanding the foregoing, except as set forth herein or in the Plan the Employee shall have the rights of an owner of the Shares, including the right to vote the shares and the right to dividends or other distributions.

          (b) Upon the lapsing of the restrictions described herein with respect to the Shares, the Company shall take such steps as it determines to be necessary or appropriate to transfer certificates or other evidence of ownership to the Employee, including, if so determined by the Company, to a brokerage account held by or for the benefit of the Employee.


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     1.3 Employee Representations. The Employee represents, warrants and covenants as follows:

          (a) The Employee has received and reviewed the Plan and the Prospectus related to the Plan, including the documents incorporated therein by reference.

          (b) The Employee understands that (i) the Federal income tax consequences to the Employee of the transfer of the Shares to the Employee will vary depending upon whether the Employee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Company is not providing the Employee with any advice as to whether to make such election, (iii) the Employee has been advised to seek the counsel of his or her own tax advisor as to whether, and if so where and how to make such election,
(iv) such election, if made, must be filed with the Internal Revenue Service within 30 days of the date of this Agreement, and (v) the Employee must notify the Company upon making such election.

          (c) The Employee understands, agrees and acknowledges that the Shares are subject to restrictions on transfer and may be forfeited if the conditions of this Agreement are not satisfied. The Employee also understands, agrees and acknowledges that if the Shares are ever certificated the Company may, at its election and in its sole discretion, require that the certificates have affixed thereto a legend in substantially the following form:

          "The shares of stock represented by this certificate are subject to restrictions on transfer and a risk of forfeiture set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of this certificate (or his or her predecessor in interest). Such Agreement is available for inspection without charge at the principal executive offices of the corporation."

ARTICLE 2 - FORFEITURE

     2.1 Vesting and Forfeiture. For purposes of this Agreement, employment with the Company shall include employment with a consolidated subsidiary of the Company. The Shares shall vest as follows unless earlier forfeited in accordance with this Section 2.1:

          (a) Unless earlier vested or forfeited, the Shares shall vest: (i) as to fifty (50%) percent of the Shares, on ___________, 200x [two years from date of grant]; (ii) as to an additional twenty-five (25%) of the Shares, on ____________, 200x [three years from date of grant]; and (iii) as to the final twenty-five (25%) of the Shares, on ___________, 20xx [four years from date of grant].

          (b) If there is a Qualifying Termination of the Employee's employment with the Company and its subsidiaries that occurs either before a Change in Control or more than one year following a Change in Control, then in addition to any Shares previously vested under Section 2.1(a) above, a number of Shares equal to the relevant Earned Fraction shall be treated as having vested immediately prior to the Qualifying Termination.


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          (c) If there is a Qualifying Termination of the Employee's employment with the Company and its subsidiaries that occurs within the one-year period following a Change in Control, any Shares that were unvested but outstanding immediately prior to the Qualifying Termination shall be treated as having vested immediately prior to the Qualifying Termination.

For purposes of this Section 2.1:

          (A) "Cause" means (i) the Employee's willful failure to perform, or serious negligence in the performance of, the Employee's duties and responsibilities for the Company or any of its subsidiaries that remains uncured, or continues, beyond the fifteenth (15th) day following the date on which the Company gives the Employee notice specifying in reasonable detail the nature of the failure or negligence; (ii) fraud, embezzlement or other dishonesty with respect to the Company or any of its subsidiaries or customers; (iii) conviction of, or a plea of guilty or nolo contendere with respect to, a felony or to any crime (whether or not a felony) that involves moral turpitude; or (iv) breach of fiduciary duty or violation of any covenant of confidentiality, assignment of rights to intellectual property, non-competition or non-solicitation of customers or employees; provided, that if at the time of termination of employment the Employee is party to an employment agreement or similar agreement with the Company or any of its subsidiaries that includes a definition of "Cause", the definition contained in such employment agreement or similar agreement shall apply for purposes of this Section 2.1 in lieu of the definition set forth above in this clause (A).

          (B) "Qualifying Termination" means a termination by the Company or by a subsidiary of the Company of the Employee's employment with the Company and its subsidiaries, other than a termination for Cause.

          (C) "Earned Fraction" means:

               (I) for a Qualifying Termination occurring before __________, 200x, the number of unvested Shares outstanding immediately prior to the Qualifying Termination that would have vested on ___________, 200x had the Employee continued in the employ of the Company and its subsidiaries, multiplied by a fraction, the numerator of which is the number of days elapsed between ____________, 200x and the date of the Qualifying Termination, and the denominator of which is seven hundred thirty (730); and

               (II) for a Qualifying Termination occurring after _________, 200x but before __________, 200x, the number of unvested Shares outstanding immediately prior to the Qualifying Termination that would have vested on _____________, 200x had the Employee continued in the employ of the Company and its subsidiaries, multiplied by a fraction, the numerator of which is the number of days elapsed between ___________, 200x and the date of the Qualifying Termination, and the denominator of which is three hundred sixty five (365); and


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               (III) for a Qualifying Termination occurring after ___________,
          200x but before ___________, 20xx, the number of unvested Shares outstanding immediately prior to the Qualifying Termination that would have vested on ______________, 20xx had the Employee continued in the employ of the Company and its subsidiaries, multiplied by a fraction, the numerator of which is the number of days elapsed between ____________, 200x and the date of the Qualifying Termination, and the denominator of which is three hundred sixty five (365).

          (D) "Change in Control" means the occurrence of any of the events described in subsections (i), (ii), (iii) or (iv) below:

               (i) Any Person acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five (35%) percent or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes of this subsection (D)(i) the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Employer, or (IV) any Business Combination (but except as provided in subsection (D)(iii) below a Business Combination may nevertheless constitute a Change in Control under subsection
          (D)(iii)); and provided further, that an acquisition by a Person of thirty-five percent (35%) percent or more but less than fifty (50%) percent of the Outstanding Company Common Stock or of the combined voting power of the Outstanding Company Voting Securities shall not constitute a Change in Control under this subsection (D)(i) if within fifteen (15) days of the Board's being advised that such ownership level has been reached, a majority of the "Incumbent Directors" (as hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

               (ii) Individuals who, as of ____________, 200x, constituted the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to ____________, 200x and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

               (iii) There is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless,


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          following such Business Combination, (x) the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities, as the case may be, (y) unless in connection with such Business Combination a majority of the Incumbent Directors then in office determine that this clause (D)(iii)(y) does not apply to such Business Combination, no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Employer or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five (35%) percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the Board resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) The stockholders of the Company approve a complete liquidation or dissolution of the Company;

     provided, that if any payment or benefit payable hereunder upon or following a Change in Control (as defined herein) would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code and the guidance thereunder in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company's assets, described in IRS Notice 2005-1, the proposed regulations under Section 409A of the Code, or any successor guidance.

          (E) "Board" means the Board of Directors of the Company.

          (F) "Employer" means the Company and its subsidiaries.

          (G) "Person" means any individual, entity or other person, including a group within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act.

          (H) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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In the event the Employee ceases to be employed by the Company as a full-time employee for any reason or no reason, with or without cause, prior to ______________, 20xx, all unvested Shares shall be immediately and automatically forfeited to the Company.

     2.2 Restrictions on Transfer.

          (a) Except as otherwise provided in subsection (b) below, for so long as any of the Shares are subject to a risk of forfeiture as described above, the Employee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any such Shares or any interest therein. Any attempted transfer in contravention of the foregoing shall be null and void. The Company shall not be required to transfer record ownership on its books of any Shares subject to the restrictions herein that have been sold, assigned or otherwise transferred, hypothecated or disposed of in violation of this Agreement.

          (b) Once the risk of forfeiture and the transfer restrictions described above lapse as to any Shares, such Shares may be sold, transferred or otherwise disposed of subject only to the restrictions of applicable law, including applicable securities law, and to any insider-trading or similar restrictions that may be imposed by the Company.

ARTICLE 3 - MISCELLANEOUS

     3.1 Adjustments for Stock Splits, Stock Dividends, etc. If there is any stock split, reverse stock split, stock dividend, stock distribution or other reclassification of the Common Stock, any and all new, substituted or additional securities to which the Employee is entitled by reason of his ownership of the Shares shall be immediately subject to the risk of forfeiture and transfer restrictions described herein in the same manner and to the same extent, if any, as such Shares.

     3.2 Restrictions on Distributions. If at any time while the Shares are subject to the risk of forfeiture and transfer restrictions described herein there is a dividend (other than a stock dividend described in Section 3.1) or other distribution with respect to the Shares, whether of cash, Common Stock, other securities or other property, the Company may require that the cash, securities, or other property so dividended or distributed be subjected to restrictions (including, without limitation, if the Company so determines, by holding any such amounts in escrow) similar to those to which the Shares are then subject.

     3.3 Withholding Taxes.

          (a) Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect income or other taxes on the transfer of the Shares to the Employee, the lapse of a restriction placed on the Shares, or at other times. The Company may require, at such time as it considers appropriate, that the Employee pay the Company the amount of any taxes that the Company may determine is required to be withheld or collected, and the Employee shall comply with the requirement or demand of the Company. The Company may withhold, collect


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or offset against any amount owed by the Company to the Employee, the amount of any such taxes in any manner (including, without limitation, by payment in whole or in part in shares of Common Stock, including the Shares, valued at the Fair Market Value, by check, or by offsetting such amount against compensation otherwise due to the Employee), if in its sole discretion it deems any such method to be an appropriate method for withholding or collecting taxes.

          (b) If the Employee elects, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of the Shares, the Company may require that the Employee, at the time of such election, make an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Shares and the fair market value of such Shares.

     3.4 No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained as an employee of the Company.

     3.5 Waiver; Disposition of Stock. From time to time the Company may waive its rights hereunder either generally or with respect to one or more specific transfers which have been proposed, attempted or made. Each such waiver shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver.

     3.6 Successors and Assigns; Assignment. This Agreement shall be binding upon the parties hereto and their heirs, representatives, successors and assigns. The Company may assign its rights hereunder either generally or from time to time.

     3.7 Notices. All notices to a party hereto shall be in writing and shall be deemed to have been adequately given if delivered in person or mailed, postage pre-paid and registered or certified mail or federal express or other recognized commercial courier service:

     If to the Company:

     Brooks Automation, Inc.
     15 Elizabeth Drive
     Chelmsford, Massachusetts 01824
     Attention: Chief Financial Officer

     If to Employee:

or to such other address as any party may from time to time designate for itself by notice in writing given to the other parties hereto.


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     3.8 Amendments. This Agreement may be amended or modified in whole or in part only by an instrument in writing signed by the Company and the Employee.

     3.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.

     3.10 Applicable Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with Delaware law. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Agreement.

     3.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

     3.12 Effect of Headings. Any table of contents, title of an article or section heading herein contained is for convenience or reference only and shall not affect the meaning of construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Employee has hereunto set his or her hand and the Company has authorized this instrument to be signed by its officers thereunder duly authorized, effective as an instrument under seal.

BROOKS AUTOMATION, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title: SVP & CFO


EMPLOYEE


-------------------------------------
Name:
      -------------------------------


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